Statement of Work

This Statement of Work dated as of March __, 2011 (this “SOW”) is incorporated by reference into, and is subject to the terms of, the Administration Agreements, each dated May 30, 2008, as they may be amended (the “Agreements”), by and between Wilshire Mutual Funds, Inc.(hereinafter, the “Company”) and Wilshire Variable Insurance Trust (hereinafter, the “Trust”), respectively (hereinafter, the Company and Trust are collectively referred to as the “Funds”) and SEI Investments Global Funds Services (hereinafter “Administrator”).

1.	Description of Additional Services:

(i)	Proxy Related to Election of New Board Members of the Company. The Administrator shall:

-	Prepare initial draft, subject to final approval by counsel to the Company, of a proxy with respect to the election of eight nominees to the board of directors of the Company.

-
Incorporate into such draft all changes provided on behalf of the Company to Administrator within a reasonable period of time prior to the filing of such documents with the Securities and Exchange Commission (“SEC”) and maintain a single “master” file of each document that includes such changes.

-	Forward any SEC comments received with respect to such proxy statement to the Company (or counsel or other agent to the Company, as directed).

-	Coordinate with financial printer selected by Administrator to convert documents into Edgar format and file with the SEC.

(ii)	Routine Annual Updates. The Administrator shall:

-	Prepare initial draft, subject to final approval by counsel to the Funds, of the 2011 annual update to each Fund’s prospectus(es) and statement of additional information.

-
Incorporate into such drafts all changes provided on behalf of the Funds to Administrator within a reasonable period of time prior to the filing of such documents with the Securities and Exchange Commission (“SEC”) and maintain a single “master” file of each document that includes such changes.

-
Prepare initial drafts, subject to final approval by counsel to the Funds, of Part C, Other Information, to the Funds’ registration statements as well as necessary transmission correspondence in connection with annual updates to the registration statements.

-	Forward any SEC comments received with respect to such drafts to the Funds (or counsel or other agent to the Funds, as directed).

-	Coordinate with financial printer selected by Administrator to convert documents into Edgar format and file with the SEC.

2.	Timeline:

(i)
Proxy Related to Board of Director Change.  The Administrator shall provide an initial draft proxy on or about February 15, 2011.  The parties desire to file such proxy with the SEC and distribute the same to shareholders on or about March 21, 2011 (subject to final decisions related to possible restructuring changes related to the Wilshire Large Cap Core Fund).

(ii)
Routine Annual Updates.  The Administrator shall provide an initial draft of the Funds’ annual update on or about March 1, 2011.  The parties desire to file such annual update with the SEC on or about May 1, 2011.

3.	Compensation:

With respect to the 2011 Routine Annual Update and the 2011 Proxy Related to the Election of New Board Members, the Funds will pay the Administrator a fee of $20,000.00.

For the avoidance of doubt, the Funds shall reimburse the Administrator in connection with the following expenses and the same shall be deemed included among the expenses for which the Administrator is entitled to reimbursement pursuant to Section 7.02 of the Agreement: all SEC filing fees; and all fees assessed by the Administrator’s third party printing vendor associated with the above services.

4.	Additional Terms and Conditions:

FOR THE AVOIDANCE OF DOUBT AND NOTWITHSTANDING ANYTHING ELSE SET FORTH HEREIN OR IN THE AGREEMENT, EXCEPT WHERE THE ADMINISTRATOR OTHERWISE CONSENTS IN WRITING, ALL MODIFICATIONS OR ADDITIONS TO A DOCUMENT PREPARED PURSUANT TO THIS SOW MUST BE PROVIDED TO ADMINISTRATOR NO LATER THAN TWENTY-FOURS HOURS PRIOR THE DESIRED DEADLINE FOR FILING OF SUCH DOCUMENT WITH THE SEC IN ORDER TO ALLOW APPROPRIATE TIME FOR PROOF-READING PRIOR TO SUBMISSION.  THE ADMINISTRATOR SHALL ACCEPT NO LIABILITY IN CONNECTION WITH MODIFICATIONS OR ADDITIONS TO A DOCUMENT THAT ARE NOT RECEIVED IN ACCORDANCE WITH THE FOREGOING TIMELINE.

THE FOREGOING SERVICES ARE PROVIDED SOLELY AS AN ADMINISTRATIVE CONVENIENCE TO THE FUNDS AND SHALL NOT BE CONSTRUED AS LEGAL ADVICE OR A SUBSTITUTE FOR SEEKING THE ADVICE OF APPROPRIATE LEGAL COUNSEL.  ALL WORK PREPARED BY THE ADMINISTRATOR MUST BE REVIEWED BY APPROPRIATE LEGAL COUNSEL TO THE FUNDS PRIOR TO FILING WITH THE SEC.

IN WITNESS WHEREOF, the parties have executed this SOW by their undersigned, duly authorized officers on the date first above written:

ADMINISTRATOR:		FUNDS:

SEI INVESTMENTS GLOBAL FUNDS SERVICES		WILSHIRE MUTUAL FUNDS, INC.

By:		By:

Name:	Stephen G. Meyer	Name:

Title:	Executive Vice President	Title:

WILSHIRE VARIABLE INSURANCE TRUST

By:

Name:

Title:

March __, 2011

VIA ELECTRONIC AND OVERNIGHT MAIL

Ms. Jamie B. Ohl
Managing Director
Wilshire Associates Incorporated
1299 Ocean Avenue, Suite 700
Santa Monica, California 90401

RE:	ADDITIONAL SERVICES – WILSHIRE MUTUAL FUNDS, INC.

Dear Jamie:

Reference is hereby made to the Administration Agreement, dated May 30, 2008, as it may be amended (the “Agreement”), by and between Wilshire Mutual Funds, Inc. (hereinafter, the “Company”) and SEI Investments Global Funds Services (hereinafter, the “Administrator”).

As discussed, from time to time, upon reasonable notice and as mutually agreed upon, the Company may request Administrator to provide additional services with respect to the Company or any one of its portfolios as contemplated by Item 35 of Schedule II to the Agreement (the “Additional Services”).

In the event the Company desires Administrator to provide any of the Additional Services set forth in Attachment 1 to this letter, such work shall be performed in accordance with the terms of the Agreement and pursuant to a separate work order entered into by the Company and Administrator (a “Statement of Work”) substantially in the form of the template in Attachment 2 to this letter, or approved by the Funds in writing (including through electronic transmission) instructing the Administrator to proceed with the project (“Written Authorization”).  Each fully-executed Statement of Work or Written Authorization shall include a description of the Additional Services requested and the fees and any other relevant terms and conditions applicable for such services.  Each Statement of Work or Written Authorization shall be incorporated by reference into, and be subject to the terms of, the Agreement.

Please acknowledge your agreement hereto by causing an authorized officer to countersign this letter in the space provided below and return a signed original to SEI, 244 Jackson Street, Suite 400, San Francisco, California 94111, Attention:  Robert Groth.

Sincerely,

_______________________
John Alshefski
Senior Vice President, SEI Investments Global Funds Services

AGREED TO AND ACCEPTED:
WILSHIRE MUTUAL FUNDS, INC.

By:
Name:
Title:

ATTACHMENT 1

Additional Services

Regulatory Filings.

(i)
Routine Updates to Registration Statement.  In connection with (a) required annual updates to the Company’s registration statement, where such update is limited to incorporation of updated financial information and inclusion of previously filed supplements; or (b) periodic updates to the Company’s registration statement to incorporate routine disclosure changes (e.g., addition or deletion of a subadviser or portfolio manager), where such update is limited to such routine disclosure changes, incorporation of updated financial information and inclusion of previously filed supplements, the Administrator shall:

-	Prepare initial draft, subject to final approval by counsel to the Company, of annual updates to each prospectus and statement of additional information.
-
Incorporate into such drafts all changes provided on behalf of the Company to Administrator within a reasonable period of time prior to the filing of such documents with the Securities and Exchange Commission (“SEC”) and maintain a single “master” file of each document that includes such changes.

-
Prepare initial drafts, subject to final approval by counsel to the Company, of Part C, Other Information, to the Company’s registration statement as well as necessary transmission correspondence in connection with annual updates to the registration statement.

-	Coordinate with financial printer selected by Administrator to convert documents into Edgar format and file with the SEC.

(ii)	Supplements to Prospectus or SAI. In the event that the Company is required to supplement (or sticker) one or more of its prospectuses, the Administrator shall:

-	Prepare initial draft, subject to final approval by counsel to the Company, of supplement to each applicable prospectus and/or statement of additional information.
-
Incorporate into such drafts all changes provided on behalf of the Company to Administrator within a reasonable period of time prior to the filing of such documents with the Securities and Exchange Commission (“SEC”) and maintain a single “master” file of each document that includes such changes.

-	Coordinate with financial printer selected by Administrator to convert documents into Edgar format and file with the SEC.

(iii)	Information Statements. In the event that the Company is required to send an Information Statement to shareholders in lieu of a proxy statement, the Administrator shall:

-	Prepare initial draft, subject to final approval by counsel to the Company, of information statement.
-
Incorporate into such drafts all changes provided on behalf of the Company to Administrator within a reasonable period of time prior to the filing of such documents with the Securities and Exchange Commission (“SEC”) and maintain a single “master” file of each document that includes such changes.

-	Coordinate with financial printer selected by Administrator to convert documents into Edgar format and file with the SEC.

(iv)	Routine Proxy Solicitations. In the event that the Company desires to solicit a shareholder vote in connection with a routine matter(e.g. election of Board member(s)), the Administrator shall:

-	Prepare initial draft, subject to final approval by counsel to the Company, of proxy solicitation materials.
-
Incorporate into such drafts all changes provided on behalf of the Company to Administrator within a reasonable period of time prior to the filing of such documents with the SEC and maintain a single “master” file of each document that includes such changes.

-	Coordinate with financial printer selected by Administrator to convert documents into Edgar format and file with the SEC.

Additional Terms and Conditions.

THE FOREGOING SERVICES ARE PROVIDED SOLELY AS AN ADMINISTRATIVE CONVENIENCE TO THE COMPANY AND SHALL NOT BE CONSTRUED AS LEGAL ADVICE OR A SUBSTITUTE FOR SEEKING THE ADVICE OF APPROPRIATE LEGAL COUNSEL.  ALL WORK PREPARED BY THE ADMINISTRATOR MUST BE REVIEWED BY APPROPRIATE LEGAL COUNSEL TO THE COMPANY PRIOR TO FILING WITH THE SEC.

FOR THE AVOIDANCE OF DOUBT AND NOTWITHSTANDING ANYTHING ELSE SET FORTH HEREIN OR IN THE AGREEMENT, EXCEPT WHERE THE ADMINISTRATOR OTHERWISE CONSENTS IN WRITING, ALL MODIFICATIONS OR ADDITIONS TO A DOCUMENT MUST BE PROVIDED TO ADMINISTRATOR NO LATER THAN TWENTY-FOURS HOURS PRIOR THE DESIRED DEADLINE FOR FILING OF SUCH DOCUMENT WITH THE SEC IN ORDER TO ALLOW APPROPRIATE TIME FOR PROOF-READING PRIOR TO SUBMISSION.  THE ADMINISTRATOR SHALL ACCEPT NO LIABILITY IN CONNECTION WITH MODIFICATIONS OR ADDITIONS TO A DOCUMENT THAT ARE NOT RECEIVED IN ACCORDANCE WITH THE FOREGOING TIMELINE.

ATTACHMENT 2

Statement of Work

This Statement of Work dated as of ________________, 20__ (this “SOW”) is incorporated by reference into, and is subject to the terms of, the Administration Agreement, dated May 30, 2008, as it may be amended (the “Agreement”), by and between Wilshire Mutual Funds, Inc. (hereinafter, the “Company”) and SEI Investments Global Funds Services (hereinafter “Administrator”).

1.
Description of Additional Services:  [Describe the Additional Services to be performed in as much detail as possible, including each document that will be produced and provided as part of such Additional Services and desired purpose/content of such document.]

2.
Timeline:  [Include calendar dates for desired start and completion of the Additional Services.  Documents to be filed with the Securities and Exchange Commission must be reviewed and signed-off by Fund counsel, so please allow additional time for such approval prior to desired filing deadline.]

3.	Compensation: [Include fees to be assessed for Additional Services or mechanism for calculating such fees, as appropriate.]

4.	Additional Terms and Conditions:

FOR THE AVOIDANCE OF DOUBT AND NOTWITHSTANDING ANYTHING ELSE SET FORTH HEREIN OR IN THE AGREEMENT, EXCEPT WHERE THE ADMINISTRATOR OTHERWISE CONSENTS IN WRITING, ALL MODIFICATIONS OR ADDITIONS TO A DOCUMENT PREPARED PURSUANT TO THIS SOW MUST BE PROVIDED TO ADMINISTRATOR NO LATER THAN TWENTY-FOURS HOURS PRIOR THE DESIRED DEADLINE FOR FILING OF SUCH DOCUMENT WITH THE SEC IN ORDER TO ALLOW APPROPRIATE TIME FOR PROOF-READING PRIOR TO SUBMISSION.  THE ADMINISTRATOR SHALL ACCEPT NO LIABILITY IN CONNECTION WITH MODIFICATIONS OR ADDITIONS TO A DOCUMENT THAT ARE NOT RECEIVED IN ACCORDANCE WITH THE FOREGOING TIMELINE.

THE FOREGOING SERVICES ARE PROVIDED SOLELY AS AN ADMINISTRATIVE CONVENIENCE TO THE COMPANY AND SHALL NOT BE CONSTRUED AS LEGAL ADVICE OR A SUBSTITUTE FOR SEEKING THE ADVICE OF APPROPRIATE LEGAL COUNSEL.  ALL WORK PREPARED BY THE ADMINISTRATOR MUST BE REVIEWED BY APPROPRIATE LEGAL COUNSEL TO THE COMPANY PRIOR TO FILING WITH THE SEC.

IN WITNESS WHEREOF, the parties have executed this SOW by their undersigned, duly authorized officers on the date first above written:

ADMINISTRATOR:		COMPANY:

SEI INVESTMENTS GLOBAL FUNDS SERVICES		WILSHIRE MUTUAL FUNDS, INC.

By:		By:
Name:	Stephen G. Meyer	Name:
Title:	Executive Vice President	Title: